SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Vertical Capital Income Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

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Fee paid previously with preliminary materials [].

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60 Heritage Drive, Pleasantville, NY 10570; Phone: 914-747-5262;
		 pgoldstein@bulldoginvestors.com


						September 13, 2019

Stanton P. Eigenbrodt, Secretary
Vertical Capital Income Fund
80 Arkay Drive, Suite 110
Hauppauge, NY 11788.

Dear Mr. Eigenbrodt:

     I am a shareholder of record of Vertical Capital Income Fund (the "Fund"). As you know, an affiliate of mine is soliciting proxies for the 2019 annual meeting of shareholders of the Fund scheduled to be held on August 30, 2019 and which was adjourned first to September 11, 2019, and most recently to September 30, 2019

     Pursuant to Section 3819 of the Delaware Statutory Trust Act, I hereby demand (1) a current list of the name and last known business, residence or mailing address of each beneficial shareholder of the Fund that is entitled to vote at the meeting and the number of shares held by each such shareholder, (2) with respect to those shares held in street name, any information regarding beneficial owners that is in the possession of the Fund (or its agent) including a "Non Objecting Beneficial Owners" (NOBO) list, and (3) a list of the depositories of DTC (Cede) and the number of shares held by each depository on behalf of its customers. Please provide this information as soon as possible in precisely the same format as it was provided to the Fund (or its agent).

     I hereby affirm that the requested information shall be used solely for soliciting proxies for the Fund's annual meeting and that neither I nor any affiliate of mine shall sell or offer it for sale or aid the procurement of such information for an improper purpose.

     If you wish, you may email the requested information to us or John Grau of InvestorCom, our proxy solicitor. Mr. Grau's email address is jgrau@investor-com.com.

            					Very truly yours,

                                               /S/ Phillip Goldstein

						Phillip Goldstein

Cc: Joanne M. Strasser, Thompson Hine LLP